Exhibit 99.1

(1)         The shares of common stock, par value $0.01 per share (the “Common Stock”) of ADT Inc. (the “Issuer”) reported as beneficially owned are held of record by Prime Security Services TopCo Parent, L.P. (“TopCo Parent”).  TopCo Parent and the other entities that are filing this Statement on Form 3 as described herein are collectively referred to herein as the “Reporting Persons.”

Prime Security Services TopCo Parent GP, LLC (“Parent GP”) is the general partner of TopCo Parent.  AP VIII Prime Security Services Holdings, L.P. (“AP VIII Prime Security LP”) is the sole member of Parent GP and a limited partner of TopCo Parent.  AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) is the investment manager of AP VIII Prime Security LP.  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AP VIII Prime Security Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP.

Each of the Reporting Persons, and Messrs. Black, Harris and Rowan, disclaim beneficial ownership of any shares of the Issuer’s Common Stock held of record by TopCo Parent or that may be beneficially owned by any of the other Reporting Persons, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal address of TopCo Parent, Parent GP and AP VIII Prime Security LP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The principal address of each of AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.